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                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     -------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           the Securities Act of 1933

                             ALBERTO-CULVER COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    36-2257936
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                              2525 ARMITAGE AVENUE
                          MELROSE PARK, ILLINOIS 60160

                    (Address of Principal Executive Offices)

                            MANAGEMENT INCENTIVE PLAN

                            (Full title of the plan)

                                 GARY P. SCHMIDT
                             ALBERTO-CULVER COMPANY

                              2525 ARMITAGE AVENUE
                        MELROSE PARK, ILLINOIS 60160-1163

                                 (708) 450-3262

            (Name, address and telephone number of agent for service)

                                    ---------

                         CALCULATION OF REGISTRATION FEE
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===========================================================================================
                                               Proposed
  Title                      Proposed           Maximum        Maximum
Securities                    Amount           Offering        Aggregate       Amount of
  to be                       to be             Price         Offering       Registration
Registered                 Registered (1)     Per Share (2)    Price (2)        Fee (2)
------------------------------------------------------------------------------------------
Class B Common Stock,      150,000 shares       $49.75       $7,462,500          $687
$.22 par value
===========================================================================================

(1) This registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to antidilution adjustments.

(2) In accordance with Rule 457(c), calculated on the basis of the average of the reported high and low prices for the Class B Common Stock on the New York Stock Exchange Composite Tape on November 26, 2002. The Registrant previously paid filing fees of $1,847 in connection with Registration Statement on Form S-8 (No. 333-60059) initially filed on July 28, 1998, relating to the registration of 217,997shares of Class A common stock that remain unsold under such Registration Statement as of the date hereof, which unsold securities are hereby deregistered. Pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant is offsetting $687 of such amount of previously paid filing fees against the total filing fee of $687 due in connection with the filing of this Registration Statement.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-K, or, if the audited financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities Exchange Commission under the Securities Act of 1933.

         (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the registrant's Class B Common Stock which is contained in the registrant's registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         As of November 22, 2002, Gary P. Schmidt, Vice President, General Counsel and Assistant Secretary of the registrant, owned 7,500 shares of the registrant's Class B common stock, 9,511 shares of the registrant's Class A common stock, 3,500 shares of which are subject to restrictions, and options to purchase 50,250 shares of the registrant's Class A common stock.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations.
Article VIII of the registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to specified circumstances, (iii) gives the Indemnitees the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

      Not applicable.

Item 8.  Exhibits.
-----------------

      The exhibits to the registration statement are listed in the Exhibit Index to the registration statement are incorporated herein by reference.

Item 9.  Undertakings.

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3 and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 (other than policies of insurance), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois on November 18, 2002.

                                        ALBERTO-CULVER COMPANY


                                        By /s/ Howard B. Bernick
                                           ---------------------
                                           Howard B. Bernick
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints
Leonard H. Lavin, Howard B. Bernick, William J. Cernugel and Gary P. Schmidt, or any of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

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Signature                        Title                                          Date
---------                        -----                                          ----

/s/ Leonard H. Lavin
--------------------             Chairman of the Board                          November 18, 2002
Leonard H. Lavin                 and Director


/s/ Howard B. Bernick            President, Chief Executive                     November 18, 2002
---------------------            Officer and Director
Howard B. Bernick                (Principal Executive Officer)


/s/ Bernice E. Lavin
--------------------             Vice Chairman, Secretary,                      November 18, 2002
Bernice E. Lavin                 Treasurer and Director


/s/ Carol L. Bernick             Vice Chairman, President                       November 18, 2002
--------------------             Alberto-Culver Consumer Products World-
Carol L. Bernick                 Wide, Assistant Secretary and Director


/s/ William J. Cernugel          Senior Vice President and                      November 18, 2002
-----------------------          Chief Financial Officer
William J. Cernugel              (Principal Financial & Accounting Officer)


----------------                 Director                                       November    , 2002
A. Robert Abboud                                                                         ---


/s/ A. G. Atwater, Jr.           Director                                       November 18, 2002
----------------------
A. G. Atwater, Jr.


------------------------         Director                                       November    , 2002
James G. Brocksmith, Jr.                                                                 ---


/s/ Jim Edgar                    Director                                       November 18, 2002
-------------
Jim Edgar
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Signature                        Title                                          Date
---------                        -----                                          ----

-----------                      Director                                       November    , 2002
King Harris                                                                              ---


--------------
John A. Miller                   Director                                       November    , 2002
                                                                                         ---

---------------                  Director                                       November    , 2002
Allan B. Muchin                                                                          ---


/s/ Robert H. Rock               Director                                       November 19, 2002
------------------
Robert H. Rock


/s/ Sam Susser                   Director                                       November 18, 2002
--------------
Sam Susser


----------------                 Director                                       November    , 2002
William W. Wirtz                                                                         ---
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                                  EXHIBIT INDEX
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                                                                   Where Exhibit
No.    Description                                                 Can Be Found
---    -----------                                                 ------------

4.1    Restated Certificate of Incorporation of the Company
       (incorporated herein by reference to the Company's
       Annual Report on Form 10-K for the year ended
       September 30, 1988 [File No. 1-5050])

4.2    Certificate of Amendment to Restated Certificate of
       Incorporation of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997
       [File No. 1-5050])

4.3 By-laws of the Company, as amended (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 2000 [File No. 1-5050])

5.1    Opinion of Gary P. Schmidt, Esq., General Counsel of            Page 6
       the Company.

23.1   Consent of Gary P. Schmidt, Esq. (included in Exhibit 5.1).     Page 6

23.2   Consent of KPMG LLP                                             Page 7

24.1   Power of Attorney located on the signature page to this         Page 3
       Registration Statement
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